EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-16201 on Form S-8 of our report dated March 26, 1999, appearing in this Annual Report on Form 10-K of The Deltona Corporation for the year ended December 31, 1998.

JAMES MOORE & COMPANY P.L.

Certified Public Accountants
Gainesville, Florida
March 25, 1998